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                                                                    EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 8, 1999 appearing on page 31 of the Borders Group, Inc. Annual Report on Form 10-K for the year ended January 24, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




PricewaterhouseCoopers LLP
Bloomfield Hills, Michigan
June 10, 1999